EXHIBIT 5.3

RESTATED AMENDMENT TO LEASE

This Amendment is being restated to correct the extended lease term ending date.

Whereas, the parties desire to modify the terms of the Lease Agreement (herein called “Lease”) entered between Lake Butler Plaza Properties, LLC, a Florida limited liability company (herein called “Landlord”), as landlord, and ICORE Connect, Inc., a Florida corporation (herein called “Tenant”), as tenant, dated October 23, 2017, concerning and pertaining to the property located at 3554 West Orange Country Club Drive, Suites 210, 220, 230 and 240, Winter Garden, FL 34787 (“Property”).

Whereas, the Lease has not been previously modified.

Whereas, Landlord and Tenant wish to extend the Lease Term of the Lease upon the same terms and conditions stated in the Lease except as set forth herein.

Now therefore, in consideration of the foregoing and mutual obligations contained herein, the Lease is hereby modified and amended as follows:

1.	RECITALS. The foregoing recital are true and correct.

2.

EXTENSION OF LEASE TERM. The term of the Lease is hereby extended continuously from November 1, 2020 to October 31, 2021 upon the same terms and conditions stated in the Lease except as set forth herein.

3.	MINIMUM BASE RENT. The Minimum Base Rent for each year of the foregoing Renewal Term shall be as follows during the extended Lease Term:

Lease Term Commencing	Monthly
November 1, 2020	$5,931.43

4.	ESTIMATED MONTHLY TOTAL RENT BEGINNING NOVEMBER 1, 2020:

Base Rent	,CAM	Real Pro Tax	sales tax	Total	Commencing
$5,931.43	$850.00	$853.96	$458.12	$8,093.51	11/1/2020

5.

BINDING EFFECT, ENTIRE AGREEMENT, MODIFICATION. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. This Agreement embodies the entire agreement between the parties with respect to the Property and supersedes any and all prior agreements and understandings, written or oral, formal or informal. No modification or amendment to this Agreement, of any kind whatsoever, shall be made or claimed by any party hereto, and no notices of any extension, change, modification or amendment made or claimed by any of them shall have any force or effect whatsoever unless the same shall be endorsed in writing and fully signed by all of the parties hereto.

6.

The terms and provisions herein contained shall prevail over any and all prior agreements, arrangements or understandings, and the Lease is hereby ratified and confirmed as modified, all other terms of the Lease shall continue in effect unchanged.

WARNING: PLEASE TAKE NOTICE

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT.

IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING

IN WITNESS WHEREOF, TENANT has executed this Lease Agreement on this the 26th, day of October, 2020.

(Sign and Date)

(witnesses are necessary if term is more than one year)

Signed, sealed and delivered in the presence of:

ICORE Connect, Inc., a Florida corporation
/s/ Jeff Stellinga
Witness One - Signature		By:	/s/ Robert McDermott
Print Name:	Jeff Stellinga		Tenant - Signature

Alyse Fidanza
Witness Two - Signature			Robert McDermott
Print Name:	Alyse Fidanza		Print Name and Title

IN WITNESS WHEREOF, LANDLORD has executed this Agreement on this the October, 2020.

Signed, sealed and delivered in the presence of:

(Sign and Date)

(witnesses are necessary if term is more than one year)

Lake Butler Plaza Properties, LLC, a Florida limited liability company

Witness One - Signature
Print Name:

By:
Witness Two - Signature	Landlord - Signature
Print Name: _________________

Print Name and.Title